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                                                                    EXHIBIT 21.1

                            SUBSIDIARIES OF DYNACARE

                                                                October 25, 2001

          A/    CANADIAN OPERATIONS(1):

                Dynacare Gamma Institutional Laboratory Services Limited Dynacare-Gamma Laboratory Partnership
                Dynacare Kasper Medical Laboratories
                Dynacare Kasper Medical Laboratories (Northern Alberta) Inc.(2) Dynacare G.P. Inc.
                Dynacare Kasper Medical Sales Inc.(2)
                Dynacare Laboratories Limited Partnership
                Dynacare Realty Inc.
                Dynacare X-ray Services Limited (3)
                ExecMed Health Services Inc.
                The Dynacare Health Group Inc.
                Ultra-Med Development Inc. (3)
                GDML Leaseco Inc. (1)
                Gamma-Dynacare Leasing Corporation (3)
                896988 Ontario Limited
                3033331 Nova Scotia Company

          B/    US OPERATIONS(1)

                Dynacare Laboratories Inc.
                Dynacare Laboratory Management Inc.
                Dynacare Laboratories Investments Inc.
                Dynacare Northwest Inc.
                SVL Inc.
                Dynacare Mississippi Inc.
                Dynacare Southwest Laboratories Inc. (Delaware)
                Dynacare Texas LP, Inc.
                Dynacare Texas Shareholder, Inc.
                Clinical Laboratories Cheyenne
                Dynacare Texas Laboratories, Inc.
                HHD GenPar, Inc. (4)
                HH/DL, L.P.
                DL/ELLIS, L.L.C.
                United/Dynacare L.L.C.
                Dynacare Louisiana Inc.
                Dynacare Louisiana, L.L.C.
                HT/DL LP
                SW/DL LP
                DL/UHS Inc.(4)
                LabSouth, Inc.
                Dynacare Financing G.P.
                Dynacare Delaware Financing LLC
                UHS/DL, L.P.
                Dynacare/WPAHS L.L.C.
                Dynacare/Oklahoma Inc.
                Dynagene LLC

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(1) Excludes legal entities with inactive business operations
(2) 43.37% Indirect Ownership Interest
(3) 72.99% Indirect Ownership Interest
(4) 50% Ownership Interest




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